Exhibit 10.1

Sublessor:	Boomerang.com, Inc., a California corporation	Subleased Premises:	2100 Geng Road, Suite 102

Palo Alto, CA 94303

Sublessee:	Telik, Inc., a Delaware corporation	Date:	February 27, 2013

1.	Parties:

This Sublease is made and entered into as of February 27, 2013 by and between Boomerang.com, Inc. (“Sublessor”), and Telik, Inc. (“Sublessee”), under the Master Lease dated October 5, 2009 between EOP-Embarcadero Place, L.L.C., a Delaware limited liability company, as “Landlord” (hereunder, “Master Lessor”), and Sublessor, as “Tenant.” A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated herein by this reference.

2.	Provisions Constituting Sublease:

2.1       This Sublease is subject to all of the terms and conditions of the Master Lease. During the Term of this Sublease, Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the common areas, except as specifically set forth herein. Sublessor hereby agrees to cause Master Lessor, under the Master Lease, to perform all of the obligations of Master Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the common areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment.

2.2       All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease. The following paragraphs of the Master Lease shall not be included in this Sublease: 1.3.2; 1.4; 1.8; 1.12; 1.15; Exhibit B Work Letter; 4- Expenses and Taxes, except any expenses in excess of 2013 Base Year which is defined as $1.20/rsf/month ($3,690.00) for all the operating expenses as defined in paragraph 5, which excess, if any, above said 2013 Base Year shall be at Sublessee’s cost as further defined herein; Exhibit F: 2, 3, and 5.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

3.	Premises:

Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 3075 rentable square feet, located at 2100 Geng Road, Suite 102, Palo Alto, CA 94303, as shown and described in Exhibit “B”.

4.	Rent:

Rent is defined as full service that includes the Base Rent, Tenant’s Share of Expenses, and Tenant’s Share of Taxes (as defined in the Master Lease). Upon execution of this Agreement, Sublessee shall pay to Sublessor the first month’s Rent (to be applied to Rent for March, 2013) in the amount of Eleven Thousand Five Hundred Thirty One and 25/100 Dollars ($11,531.25). Sublessee shall pay the second month’s Rent on March 28, 2013 (to be applied to Rent for April, 2013), for which Sublessee shall pay a partial amount due should the sublease commence on a day other than the first of the month.

The Rent is defined as $11,531.25/month, which amount includes Tenant’s Share of Expenses and Taxes (as those terms are defined in the Master Lease) for the 2013 Base Year, for the entire sublease term and shall be due and payable the 28th of each month as further defined below.

Prepaid Rent:

Upon execution of this Sublease, Sublessee shall deposit into an escrow account the sum of Two Hundred Nineteen Thousand Ninety-Three and 75/100 Dollars ($219,093.75) (the “Rent Escrow Amount”), which amount equals the total Rent due for the remaining term (May 1, 2013 – November 30, 2014) of the Sublease.

The Rent Escrow Amount shall be paid into an escrow account, set up by the Sublessee, at Sublessee’s cost as defined in Exhibit D. Sublessor hereby approves the form of the Escrow Agreement between Sublessee and The Bank of New York Mellon, a copy of which is attached hereto to Exhibit “D” (the “Rent Escrow”). The monthly Rent shall be wired monthly to Sublessor’s bank account no later than the 28th of each month with first payment due April 28, 2013 for May 2013 Rent due.

If Sublessor has not received the monthly Rent by the 31st to Sublessor account a late penalty charge of 10% of the overdue amount shall apply and be due with the monthly rent within 3 business days.

Should Sublessor default in rent payment to the Master Lessor beyond any cure period as defined in the Master Lease, Sublessee, with written notice to Sublessor and Master Lessor, may elect to pay the monthly rent due under this Sublease directly to the Master Lessor at such time.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublessor bank information:

Bank - Wells Fargo

Checking Account - the number is 9976334061

Incoming WIRE – the routing number is 121000248

ACH/direct deposit – the routing number is 121042882

5.	Operating Expenses:

Operating expenses for the Base Year/calendar year 2013 has been defined by the Master Lessor as $1.20/rsf/month; Sublessee shall be responsible for any increase in the Base Year operating expenses specific to their sublease term (assessed on an annual basis). Sublessor is billed for the increase and will bill Sublessee accordingly. Sublessee payment shall be paid to Sublessor directly or if approved by Sublessor in writing at such time, Sublessee to pay such amount to Master Lessor with cc to Sublessor within 3 business days of receipt.

In addition, should Sublessee use after hour HVAC or incur other costs specific to Sublessee occupancy, Sublessor will provide the billing received by Master Lessor (usually received monthly if applicable). Within 3 business days of receipt Sublessee shall pay Sublessor accordingly or if approved by Sublessor in writing at such time, Sublessee to pay such amount directly to Master Lessor with cc to Sublessor.

6.	Signage:

Sublessee shall have the right to install monument signage and signage at the entry to the space according to building standard and approval of Master Lessor at Sublessee sole cost.

7.	Security Deposit/First Month Rent:

Upon execution of this Agreement, Sublessee shall deliver to Sublessor (i) a non-interest bearing Security Deposit in the amount of Twelve Thousand Dollars ($12,000.00), and (ii) the first month’s Base Rent in the amount of Eleven Thousand Five Hundred Thirty-One and 25/100ths Dollars ($11,531.25), for a total of Twenty-Three Thousand Five Hundred Thirty-One and 25/100ths Dollars ($23,531.25). Provided that no Default by Tenant exists upon the expiration or earlier termination of this Lease, Sublessor shall return to Sublessee, within the timeline defined in the Master Lease after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

8.	Rights of Access and Use:

8.1     Use:

Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublessor and Master Lessor consent in writing to other uses prior to the commencement thereof.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

8.2	Furniture, Fixtures & Equipment (FF&E):

All personal property itemized in the attached Inventory List (Exhibit “C”) shall remain in place and become the property of the Sublessee after a bill of sale payment of $1.00 is executed and paid with the Sublease execution (attached Exhibit “B-1”). The following 4 items are defined in the FF& E list and shall remain the property of Sublessor but shall remain in the premises for Sublessee use during the term: conference room table, conference room white board, refrigerator and TV (the “Sublessor-Retained Personal Property”). Sublessor shall remove the Sublessor-Retained Personal Property within 7 days prior to the Sublease termination date.

9.	Sublease Term:

9.1     Sublease Term:

The Sublease Term shall be for the period commencing on the later of (i) March 1, 2013 and (ii) the date that Master Lessor consents in writing to this Sublease, and continuing through November 30, 2014. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

9.2     Inability to Deliver Possession:

In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor’s consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day. In the event that Sublessor is unable to obtain Master Lessor’s written consent to this Sublease per the Master Lease terms (Article 14 of the Master Lease) and per the Master Lessor timeline defined (Article 14.1 of the Master Lease)., Sublessee shall have the right to terminate this Sublease by written notice to Sublessor, at which time Sublessor shall return all prepaid Rent or other payments previously delivered by Sublessee to Sublessor, and Sublessee shall terminate the Rent Escrow and receive a refund of all monies previously deposited therein.

10.   Notices:

All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor’s receipt of notice from the Master Lessor of an Event of Default or actual knowledge of such impairment.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublessor’s Address:	Boomerang.com, Inc.	Sublessee’s Address:	Telik, Inc.
	P.O. Box 60417		700 Hansen Way Palo Alto, CA 94303
Palo Alto, CA 94306
Attention:	Elaine W. Kearney	Attention:	William Kaplan, Vice President, General Counsel and Corporate Secretary
Phone Number:	650-798-1009 (office) 650-867-0336 (cell)	Phone Number:	650-845-7721 Cell: 408-420-5555
Email:	ek@boomerang.com and finance@bommerang.com	Email:	wkaplan@telik.com

11. Broker Fee:

Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial Newmark Knight Frank (CCCNKF), a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in this transaction. Sublessor shall also be responsible for all brokerage fees due to Sublessee’s Broker, CBRE (Jonathan Moeller), pursuant to the terms of the CCCNKF listing agreement.

12. Broker Representation:

The only Brokers involved in this Sublease are Cornish & Carey Commercial Newmark Knight Frank, (Cherie Wittry) representing Sublessor and CBRE (Jonathan Moeller) representing Sublessee and the Parties consent thereto and agree there are no other brokers involved in this transaction.

13. Compliance With Nondiscrimination Regulations:

It is understood that it is illegal for Sublessor to refuse to display or sublease the Subleased Premises or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

14. Toxic Contamination Disclosure:

Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (Toxics). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for “clean up” caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublessor and Sublessee each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development “Special Flood Zone Area Maps,” as applicable. Sublessor and Sublessee each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

15. Rent Abatement and Damages to Personal Property:

In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Term. In addition, any amounts paid or credited to Sublessor under the terms of the Master Lease for damage to personal property shall be credited to Sublessee, subject to the same limitations set forth above.

16. Sublessor Retained Removal and Restoration Obligations:

Sublessee shall be responsible for removing the FF&E listed on Exhibit C (other than the Sublessor-Retained Personal Property, which shall be removed by Sublessor) from the Subleased Premises at the expiration of this Sublease in accordance with Section 15 of the Master Lease. Notwithstanding the foregoing, Sublessor shall retain all removal or restoration obligations under the Master Lease regarding all Leasehold Improvements, Tenant-Insured Improvements, Tenant Improvements, Alterations or Lines (as those capitalized terms are used in the Master Lease) installed by or for Sublessor prior to the date of this Sublease.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

17.  Sublessor Representations, Warranties and Indemnification:

Sublessor hereby represents and warrants to Sublessee that no event of default by Sublessor or, to the best of Sublessor’s knowledge, by Master Lessor, exists under the Master Lease. Sublessor agrees to maintain the Master Lease during the entire term of this Sublease and not to cause a default under the Master Lease. Sublessor shall hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s remaining obligations under the Master Lease.

The Sublease includes the following attachments that are incorporated herein:

Exhibits A-Master Lease: B-Premises;B-1-Bill of Sale; C-FFE list; D-Escrow Instructions/Information

In witness whereof, the undersigned Sublessor and Sublessee have executed this Sublease as of the date first set forth above.

Sublessor:	Boomerang.com, Inc., a California corporation

By:	/s/ David A. Kearney	Date:	2/27/13
David A. Kearney, CEO

Sublessee:	Telik, Inc., a Delaware corporation

By:	/s/ Wendy Wee	Date:	2/27/13
Wendy Wee, Vice President, Finance and Controller

NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL NEWMARK KNIGHT FRANK, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY COMMERCIAL NEWMARK KNIGHT FRANK AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL NEWMARK KNIGHT FRANK, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Exhibit “A” Master Lease

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

BOOMERANG.COM, INC. A CALIFORNIA CORPORATION

(“TENANT”)

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date sat forth in Section 1.1, is made by and between EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), and BOOMERANG.COM, INC, a California corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit B-1 (Space Plan); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); and Exhibit F (Additional Provisions).

1	BASIC LEASE INFORMATION

1.1	Date: October 5, 2009

1.2	Premises.

1.2.1	“Building”:	2100 Geng Road, Palo Alto, California, commonly known as 2100 Building.

1.2.2	“Premises”:

Subject to Section 2.1.1, 3,075 rentable square feet of space located on the first floor of the Building and commonly known as Suite 102, the outline and location of which is act forth in Exhibit A. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3	“Property”:

The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3	Term

1.3.1	Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier data on which this Lease is terminated as provided herein).

1.3.2	“Commencement Date”:

The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) the date on which the Premises is Ready for Occupancy (defined in Exhibit B), which is anticipated to be December 1, 2009.

1.

1.3.3	“Expiration Date”:	The last day of the 60th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

Commencement Date through last day of 12th full calendar month of Term

13th through 24th full calendar months of Term

25th through 36th full calendar months of Term

37th through 48th full calendar months of Term

49th full calendar months of Term through Expiration Date

1.5	Intentionally Omitted.

1.6	“Tenant’s Share”:	6.2044% (based upon a total of 49,562 rentable square feet in the Building), subject to Section 2.1.1.

Notwithstanding my cannery provision hereof, for the first three (3) consecutive full calendar months of the Term, so long as no Default (defined in Section 19.1) exists, Tenant shall not be required to pay Tenant’s Share of any Expenses or Taxes.

1.7	“Permitted Use”:	General office use consistent with a first-class office building.

1.8	“Security Deposit”: Prepaid Base Rent	as more particularly described in Section 21. as more particularly described in Section 3.

2.

Prepaid “Additional Rent:	as more particularly described in Section 3.

1.9	Parking:	Ten (10) unreserved patting spaces, at the rate of $0 per space per month.

Zero (0) reserved parking space(s), at the rate of $0 per space per month.

1.10	Address of Tenant	Before the Commencement Date:

2450 Embarcadero Way
Palo Alto, California 94303

From and after the Commencement Date: the Premises.

1.11	Address of Landlord:	Equity Office
2655 Campus Drive
Suite 100
San Mateo, California 94403
Attn: Building manager

with copies to:

Equity Office
2655 Campus Drive
Suite 100
San Mateo, California 94403
Attn: Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100 Chicago, IL 60606
Attn: Lease Administration

1.12	Broker(s):	Cornish & Carey (“Tenant’s Broker”), representing Tenant and Cornish & Carey (“Landlord’s Broker”), representing Landlord.

1.13	Building Hours and Holidays:

“Building Hours” means 11:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s

3.

discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14	“Transfer Radius”:	None.

1.15	“Tenant Improvements”	Defined in Exhibit B, if any.

1.16	“Guarantor”:	As of the date hereof, there is no Guarantor.

2	PREMISES AND COMMON AREAS.

2.1	The Premises.

2.1.1     Subject to the terms hereof, Landlord hereby leases the Promises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.1.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) business days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2     Except as expressly provided herein (including, without limitation, Exhibit B hereto), the Premises is accepted by Tenant in its condition and configuration existing on the date hereof (or in such other condition and configuration as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business. By taking possession of the Premises pursuant to this Lease, Tenant acknowledges that the Premises and the Building are then in the condition and configuration required hereunder. Notwithstanding the foregoing, (a) within 15 days after substantial completion of the Tenant Improvement Work (defined in Exhibit B), Landlord and Tenant shall jointly inspect the Premises and prepare a “punch list” identifying any portions of the Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit B (provided, however, that, upon Landlord’s request, such inspection shall be performed and such punch list shall be prepared before Tenant begins moving its furniture, equipment or other personal property into the Premises); and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within a reasonable period of time after preparation of such punch list.

4.

  2.2     Common Areas. Tenant may use, is common with Landlord and other parties and subject to the Rules and Regulations (defined in &WM, any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3         RENT.     Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2). Taxes (defined in Section 4.2.3) and parking, if any (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder and the installment of Additional Rent for Expenses and Taxes for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days is such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to the first such late installment of Rent in any calendar year unless such installment is not received within five (5) business days after notice from Landlord); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4	EXPENSES AND TAXES.

4.1     General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year. Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2     Definitions. As used herein, the following terms have the following meanings:

4.2.1     “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2     “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of

5.

supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) tile cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property (provided, however, that, on an annual basis, no management fee shall exceed 3% of the gross receipts of the Property for such year); (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee systems and enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of nonstructural items located in the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law; (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

  Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be amortized (including actual or imputed interest on the amortized cost) over such period of time as Landlord shall reasonably determine); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expense; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective lease; (j) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by parties having similar skill and experience; (k) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; (l) advertising and promotional expenses; (m) Landlord’s charitable and political contributions;

6.

(n) ground lease rental; (o) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building; (p) costs of services or benefits made available to otter tenants of the Building but not to Tenant; (q) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); (r) any expense for which Landlord has received actual reimbursement (other than from a tenant of the Building pursuant to its lease); (s) costs of curing defects in design or original construction of the Property; (t) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs; (u) expenses (other than Parking Expenses (defined below)) of operating any commercial concession at the Project; (v) Parking Expenses (defined below), except to the extent Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenses, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance) (w) reserves; (x) bad debt expenses; (y) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproduct; (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following as amended from time to time, and any rules promulgated thereunder the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resonate Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. 1§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.); or (z) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property).

  If, in any Expense Year, the Property is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Property had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) throughout such year.

7.

  4.2.3     “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year is which they we incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.3     Allocation.     Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4     Calculation and Payment of Expenses and Taxes.

  4.4.1     Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall endeavor to give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

8.

    4.4.2     Statement of Estimated Expenses and Taxes. Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”), and Taxes (the “Estimated Taxes”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its east installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at my time), Tenant shall pay monthly, with the monthly Base Rent installments. an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

    4.4.3   Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5       Charges for Which Tenant Is Directly Responsible. Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, within 10 business days after notice from Landlord, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1 are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

9.

4.6     Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expenses and/or Taxes for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5       USE; COMPLIANCE WITH LAWS.     Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of

10.

and not exclusively serving the Premises becomes required under Law as a result of any Tenant-Insured Improvement (defined in Section 10.2.2) or any use of the Premises other than general office use, Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 3% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6	SERVICES.

6.1         Standard Services.     Landlord shall provide the following services on all days (unless otherwise stated below (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) replacement of Building standard fluorescent light bulbs/tubes in Building standard light fixtures within the Premises.

6.2         Above-Standard Use.     Landlord shall provide HVAC service outside Building Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that as of the date hereof, Landlord’s charge for HVAC service outside Building Hours is $55.00 per hour per zone, subject to change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building. Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3         Interruption. Any failure to furnish, delay in furnishing or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that Landlord, can correct through reasonable efforts, then, as

11.

Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

7	REPAIRS AND ALTERATIONS.

7.1       Repairs. Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 3% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2       Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shell deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord within 10 business days after notice by Landlord (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 10% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3       Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all

12.

Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8       LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, unless otherwise notified by Landlord, Tenant, at its expense and before the expiation or earlier termination hereof, shall (a) remove any Tenant-Insured Improvements other than the Excluded Items (defined below), (b) repair any resulting damage to the Premises or Building, and (c) restore the affected portion of the Premises to its condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a building-standard tenant-improved condition as determined by Landlord). If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that will not be required to be removed pursuant to the preceding sentence, Landlord shall do so when it provides such approval. If Tenant fails to complete any removal, repair or restoration when required under this Section 8. Landlord may do so at Tenant’s expense. As used herein, “Excluded Items” means the Tenant Improvements shown with reasonable specificity on the Space Plan attached hereto as Exhibit B-1, except for any trade fixtures.

9       LIENS. Tenant shall keep the Project free from any lien arising out army work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant within 10 business days notice from landlord.

10	INDEMNIFICATION; INSURANCE.

10.1     Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), their (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by the gross negligence or willful misconduct of any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless

13.

from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, or (c) any breach by Tenant of any representation, covenant or other term contained herein, except to the extent such Claim arises from the gross negligence or willful misconduct of any Landlord Party.

10.2   Tenant’s Insurance.     Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each commence and $2,000,000 annual aggregate (and not more than $25,000 self insured retention) and a minimum excess/umbrella limit of $2,000,000.

10.2.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable petitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

10.3     Form of Policies.    The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated

14.

“ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lien of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds.

  10.4     Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

  10.5     Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by Landlords of buildings comparable to and in the vicinity of the Building.

11       CASUALTY DAMAGE.   With reasonable promptness after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (“a Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 270 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies plus any applicable deductibles (other than deductibles with respect to earthquake damage); (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intent to repair such damages. If this Lease is not terminated pursuant to the Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance

15.

proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 10 business days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is untenantable or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12       NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13       CONDEMNATION. If any part of the Premises, Building or Project is taken for any public-or quasi-public ease by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to or rendered inaccessible by, such Taking.

16.

14	ASSIGNMENT AND SUBLETTING.

14.1    Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3) and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2    Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

  14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the data the Transfer Notice is received; or

  14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

  14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

  14.2.4 Intentionally Omitted; or

  14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project or in another comparable project owned by Landlord or an Affiliate of Landlord within the Transfer Radius.

17.

Notwithstanding any contrary provision hereof; (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3   Transfer Premises.     If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; (b) in the case of a sublease, license or other occupancy agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, constructive costs and Landlord’s review fee) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement and (c) in the case of a Change of Control, any consideration (including payment for Leasehold improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, on the first day of each month during the term of such agreement, in the amount of 50% of the amount by which the rent and other consideration paid by the transferee to Tenant under such agreement for such month (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the tam of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for such month.

14.4   Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), Landlord; by notifying Tenant within 30 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less then the entire Premises, then Base Rent, Tenant’s Share; and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5   Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a

18.

complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder.

14.6   Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 25% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by correct or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange).

14.7   Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8   Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1 assign this Lease to (a) an Affiliate of Tenant (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not leas than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the State of California; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

19.

15       SURRENDER.     Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines, free-standing cabinet west, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16       HOLDOVER.     If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof, provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new lease as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17       SUBORDINATION; ESTOPPEL CERTIFICATES.     This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of say Security Agreement, Tenant, upon request, shall attorn; without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18       ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii)

20.

show the Premises to prospective purchaser, current or prospective Security Holders or insurers, or during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform requited services; provided, however, that landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19	DEFAULTS; REMEDIES.

19.1     Events of Defaults.     The occurrence of any of the following shall constitute a “Default”:

   19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

   19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance herein (in which event the failure to perform by Tenant within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition hereof where such failure continues for 30 days after notice from landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such failure if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice (or within such longer period as may be reasonably required provided that such failure can be cured and Tenant diligently pursues such cure); or

   19.1.3 Abandonment or

   19.1.4 Any failure by Tenant to observe or perform the provisions of Sections 5, 14, 17 or 18 where such failure continues for more than two (2) business days after notice from Landlord; or

   19.1.5 Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

21.

  19.2     Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

     19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arranges in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

    (a)       The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

    (b)         The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

    (c)       The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

    (d)       Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant plus

    (e)       At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

  As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

    19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its right and remedies hereunder, including the right to recover all Rent as it becomes due.

22.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2 or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

   19.3     Efforts to Relet.     Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Promises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

   19.4     Landlord Default.     Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20       LANDLORD EXCULPATION.   Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21       SECURITY DEPOSIT.   Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) business days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

23.

22     RELOCATION. Landlord, after giving notice, may move Tenant to other space in the Project comparable in size and utility to the Premises. In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation. Landlord, at its expense, shall provide Tenant with tenant improvements in the new space at least equal in quality to those in the Premises and shall move Tenant’s effects to the new space. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23     COMMUNICATIONS AND COMPUTER LINES.     All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (intruding the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communication or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24     PARKING.     Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parting Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking

24.

operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25	MISCELLANEOUS.

25.1    Notices. Except as provided in Section 18, no notice, demand, statement, designation, request, consent approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the incipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) business days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2    Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 all not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

25.3    Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying

25.

suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http//www.treas.gov/ofac/tlladn.pdf or any replacement website or other replacement official publication of such list.

25.4    Signs. Landlord, at Landlord’s cost, shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5    Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.6    Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.7    Governing Law: WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.8    Waiver of Statutory Privileges. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

26.

25.9    Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the US. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.10    Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.11    Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, within 10 business days after notice by Landlord, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

27.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

28.

  IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	Vice President

TENANT:

BOOMERANG.COM, INC., California corporation

By:	/s/ David Kearney
Name:	David Kearney
Title:	CEO
[chairman][president][vice-president]

By:
Name:
Title:
[secretary][assistant secretary][chief
financial officer][assistant treasurer]

29.

EXHIBIT A

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

OUTLINE OF PREMISES

See Attached

Exhibit A

1

EXHIBIT B

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings; “Agreement” means the lease of which this Work Letter is a part. “Tenant Improvement” means all improvements to be constructed in the Premises pursuant to this Work Letter. ‘Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1.	ALLOWANCE. [Intentionally Omitted.]

2.	PLANS

2.1       Selection of Architect/Plans.   Landlord shall retain the architectural planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering Construction Drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to herein as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant than such responsibility. Landlord shall (a) cause the Plans, other than any Revision (defined in Section 3.3.3 below), to comply with Law, and (b) cause the Architect and Engineers to use the Required Level of Care (defined below) to cause any Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes. Tenant acknowledges and agrees that if Landlord breaches its obligations under clause (b) of the procuring sentence, any resulting obligation of Landlord to pay for any alteration to the Promises required by Law shall be limited to the excess, if any, of the sum of the cost of such alteration plus the cost of the portion of the Tenant Improvement Work performed pursuant to the applicable Revision over the amount that it would have cost to perform such portion of the Tenant Improvement Work pursuant to such Revision if such Revision had complied with Law. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Tenant shall be responsible for ensuring that any Revision complies with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Revision by the Architect or the Engineers nor Landlord’s approval of the Revision shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law,

Exhibit B

1

the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incur no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2      Space Plan and Programming Information.  Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by AP+I Design dated September 21, 2009 and known as SP-6 (the “Space Plan”), attached hereto as Exhibit B-1. All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein. Immediately after executing and delivering this Agreement, Tenant shall cooperate in good faith with the Architect and the Engineers to supply such information (the “Programming Information”) as is necessary to enable them to complete the architectural, engineering and final architectural working drawings for the Tenant Improvement Work in a form and manner that (a) are sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work, (b) are consistent with the Space Plan and will not increase the cost of the Tenant Improvement Work (in each case as reasonably determined by Landlord), and (c) are otherwise in accordance with Building standards (collectively, the “Construction Drawings”). The Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function- of the balance of the Building (collectively, the “Landlord Exhibit B Requirements”) and shall otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Programming Information, Tenant shall modify the Programming Information and resubmit the same for Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Programming Information.

2.3      Construction Drawings.  After approving the Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Programming Information. Such preparation and delivery shall occur within l0 business days after the later of Landlord’s approval of the Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Construction Drawings by notice to Landlord. If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect and the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that, in Landlord’s reasonable judgment, would (a) cause the Construction Drawings to (i) fail to conform strictly to the Space Plan, or (ii) fail to comply with Law or the Landlord Requirements, or (b) increase the cost of the Tenant Improvement Work, or

Exhibit B

2

that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to herein as the “Approved Construction Drawings”.

2.4      Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, Tenant shall cause the Plans Completion Date (defined below) to occur on or before the Plans Due Date (defined below). As used herein, “Plans Completion Date” means the date on which Tenant approves the Construction Drawings pursuant to Section 3.3 below. As used herein, “Plans Due Date” means October 15, 2009; provided, however, that the Plans Due Date shall be extended by one day for each day, if any, by which the Plans Completion Date is delayed by any failure of Landlord to comply with its obligations under this Section 2.

3	CONSTRUCTION.

3.1      Contractor.  A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

32       Cost of Tenant for Improvement Work.  Except as provided in Section 3.3.3 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

3.3      Construction.

  3.3.1    Over-Allowance Amount. [Intentionally Omitted]

  3.3.2    Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

  3.3.3    Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings (a “Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such

Exhibit B

3

receipt or such execution and delivery) if such Revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such Revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Revision (including the cost of preparing the Revision).

3.3.4    Contractor’s Warranties.     Tenant hereby waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work. Notwithstanding the foregoing or any contrary provision of the Lease, if within 12 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such latent defect, or (b) at Landlord’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used herein, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4	COMPLETION.

4.1      Ready for Occupancy.  For purposes of Section 1.3.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work. Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2      Tenant Delay.  If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of the Plans Completion Data to occur by the Plans Due Date; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

5        MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed,

Exhibit B

4

Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

5

EXHIBIT B-1

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

SPACE PLAN

[Graphic]

Exhibit B

1

EXHIBIT C

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

CONFIRMATION LETTER

                    , 20

To:

Re:

Office Lease (the “Lease”) dated                 , 20    , between EOP-EMBARCADERO PLACE, L.L.C., a Delaware United liability company (“Landlord”), and BOOMERANG.COM, INC., a California corporation (“Tenants”), concerning Suite 102 on the first floor of the building located at 2100 Geng Road, Palo Alto, California.

Lease ID:
Business Unit Number:

Dear                         :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiation Date is .

2.	The exact number of rentable square feet within the Premises is 3,075 square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is 6.2044%, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”: EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

Exhibit C

1

By:
Name:
Title:

Agreed and Accepted s of                     , 200  .

“Tenant”:

BOOMERANG.COM, INC., a California corporation

By:
Name:
Title:

Exhibit C

2

EXHIBIT D

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.       Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Twelve (12) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2.       All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.       Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public incitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.       No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the

Exhibit D

1

Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5.       No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.       Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.       No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8.       The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9.       Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10.       Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11.       No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Laws. Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

Exhibit D

2

  12.       Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

  13.       Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

  14.       Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord bicycles or other vehicles.

  15.       No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

  16.     The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

  17.       Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

  18.       Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

  19.       Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

  20.       Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

Exhibit D

3

  21.       Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

  22.       Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

  23.       No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

  24.       Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

  25.       Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

  26.       Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

  27.       Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

  28.       All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

  29.       Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

  30.       No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent

  31.       Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Exhibit D

4

  Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

5

EXHIBIT E

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

JUDICIAL REFERENCE

  IF (AND ONLY IF) THE JURY-WAIVER PROVISIONS OF SECTION 25.7 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

  It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim bought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of Injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 - 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.5 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California

Exhibit E

1

Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extant and in the same manner that such decision, Judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

2

EXHIBIT F

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

ADDITIONAL PROVISIONS

1.	Provisions Required Under Existing Security Agreements. Notwithstanding any contrary provision of this Lease:

A.

Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have material adverse effect on the Property or its use, operation or value.

B.

Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

Exhibit F

1

C.	Proceeds.

1.

As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

2.

Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

3.

Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

2.

Early Entry. Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises and before the Commencement Date, solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) after installation of the carpeting in the Premises and before the Commencement Date, at its sole risk and solely for the purpose of installing equipment, furnishings and other personalty. Other than the obligation to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess, all of Tenant’s obligations hereunder shall apply during any period of such early entry. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises pursuant to this Section if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work.

Exhibit F

2

3.	Extension Option.

3.1.

Grant of Option: Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one additional period of three (3) years commencing on the day following the Expiration Date and ending on the third anniversary of the Expiration Date (the “Extension Term”), if:

A.

Not less than 5 and not more than 7 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (“Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in ,section 3.5 below) rate for the Extension Tenn;

B.	Tenant is not in default under the Lease beyond any applicable cure period when Tenant delivers the Extension Notice

C.	No part of the Premises is sublet when Tenant delivers the Extension Notice; and

D.	The Lease has not been assigned before Tenant delivers the Extension Notice.

3.2.	Terms Applicable to Extension Term.

A.

During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

3.3.	Procedure for Determining Prevailing Market.

A.

Initial Procedure.   Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (1) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15

Exhibit F

3

days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 3.3.3 below shall apply.

B.	Dispute Resolution Procedure.

1.

If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous 10 years as a real estate appraiser working in Palo Alto, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation confined by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

If each party selects an appraiser in accordance with Section 3.3.B.1 above, the parties shall cause their respective appraisers to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such appraisers shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the appraisers fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the appraisers to select a third appraiser meeting the above criteria (and if the appraisers fail to agree upon such third appraiser within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third appraiser). Promptly upon selection of such third appraiser, the parties shall

Exhibit F

4

instruct such appraiser (or, if only one of the parties has selected an appraiser within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such appraiser) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such appraiser (the “Final Appraiser”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Tern and may be entered in a court of competent jurisdiction. If the ritual Appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Appraiser and of any experts retained by the Final Appraiser. Any fees of any other appraiser, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

3.

If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in affect dosing the last month ending on or before the Expiration Date until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

3.4.

Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable term thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

3.5.

Definition of Prevailaing Market. For purposes of this Extension Option, “Prevailing Markets shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Palo Alto, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if

Exhibit F

5

any, in which the landlord wider any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

3.6.

Subordination. Notwithstanding anything herein to the contrary, Tenant’s Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

4.	Monument Signage.

4.1.

So long as (i) Tenant is not in Default under the terms of the Lease; (ii) Tenant is in occupancy of the Premises; (iii) Tenant has not assigned the Lease or sublet any part of the Premises, and (iv) Tenant notifies Landlord prior to December 1, 2009, of its desire to have a Panel (as hereinafter defined) (individually a “Signage Condition” and collectively, the “Signage Conditions”). Tenant shall have the right, subject to the terms hereof, to have its name placed (individually a the “Panel” and collectively, the “Panels”) on the shared Building monument signs one of which is located in front of the Building and two of which are located at the street entrance to the Project (collectively, the “Monument Signs”). The installation of the Panels shall be subject to (a) the approval of any governmental authority having jurisdiction and (b) the existing liens of existing tenants in the Building. The location of the Panels shall be subject to Landlord’s reasonable discretion. The Panels shall (a) be designed by Landlord, (b) contain the Tenant’s name, (c) be of a similar size and style as the names of other tenants on the Monument Signs and be harmonious with the design standards of the Building and Monument Signs, (d) be affixed to the Monument Signs in a manner consistent with the other tenant names on the Monument Signs, and (e) if the other tenant names on the Monument Signs are currently illuminated, be illuminated in a similar manner. Following receipt of all necessary governmental approvals and so long as the Signage Conditions are satisfied, Landlord, at Tenant’s sole cost and expanse, shall fabricate, construct and thereafter install the Panels on the Monument Signs. All costs for which Tenant is responsible under this Section 4.1 shall be paid by Tenant to Landlord within 30 days of written request by Landlord.

4.2.

Although Landlord will perform the maintenance and repair to the Monument Signs and the Panels, Tenant shall be liable for all costs related to such maintenance, and, if applicable, illumination thereof. In the event that additional names are listed on the Monument Signs, all future costs of maintenance and repair shall be provided between Tenant and the other

Exhibit F

6

parties that are listed an the Monument signs. All costs for which Tenant is responsible under this Section 4.2 shall be paid by Tenant to Landlord within 30 days written request by Landlord.

4.3.

Upon expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) any of the Signage Conditions are no longer satisfied, then Tenant’s rights granted herein will terminate and Tenant, at its cost within 30 days after request by Landlord, shall remove Tenant’s panels from the Monument Signs and restore the affected portion of the Monument Signs to the condition it was in prior to installation of Tenant’s Panels, ordinary wear and tear excepted. If Tenant does not perform such work within with such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefore. The provisions of this Section 4.3 shall survive expiration or earlier termination of the Lease.

4.4.

Landlord may, at anytime during the Term (or any extension thereof), upon 30 days prior written notice to Tenant, relocates the position of Tenant’s Panels. The cost of such relocation of Tenant’s Panels shall be at the cost and expense of Landlord.

Exhibit F

7

Exhibit “B” Premises

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Exhibit “B-1”

BILL OF SALE

Telik, Inc. (Purchaser) is purchasing the inventory as defined on the attached Exhibit C from Boomerang.com, Inc. (Owner) as of this      day of              2013 subject to the execution of the Sublease for 2100 Geng Road, Suite 102, Palo Alto, CA 94303 by and between the Parties and Master Lessor consent to sublease.

Telik, Inc. will pay Boomerang.com, Inc., $1.00 for said Inventory at execution of the Sublease and execution of the Master Lessor consent to sublease for the premises at 2100 Geng Road, Suite102 , Palo Alto, CA 94303. All built-in furniture shall remain in the Premises per the terms of the Master Lease for the subject premises.

Notwithstanding, Telik, Inc. shall have use of the conference room table, conference room white board, TV and the refrigerator, during the sublease term, however such items shall remain the property of Sublessor.

The personal property shall be kept in the same condition as received, reasonable wear and tear excepted. Should the personal property be damaged, Telik shall be responsible for the replacement cost for such items.

Sublessor shall remove these personal property items within 7 days prior to the sublease termination date, unless Sublessor elects at such time to include the items in the Bill of Sale for an additional price to be mutually agreed to at such time and will notify Sublessee in writing prior to the lease termination date accordingly.

By signing below, the parties agree to the terms of this Bill of Sale for the inventory on the attached inventory list referenced as Exhibit C of the Sublease Agreement.

AGREED & ACKNOWLEDGED:

Owner-Boomerang.com, Inc.-Owner

By:
Date
Print name/title

Telik, Inc.- Purchaser

By:
Date
Print name/title

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Exhibit “C” Furniture, Fixtures, Equipment List

2100 Geng Furniture Inventory
Description	Quantity
Book Shelf	2
Chair Standup Desk	1
Chairs Bar	4
Chairs Conference Room	10
Chairs Office	15
Computer Racks Enclosed	2
Computer Racks Not Enclosed	1
Conference Room Table Cherry	1	Boomerang owns
Conference Room White Board with flip panels Cherry	1	Boomerang owns
Cube Desk (2.5’)	2
Cube Desk (3’)	1
Cube Desk (4’)	7
Cube Desk (5’)	1
Cube Desk Corner	18
Cube Desk Rectangular (2’)	24
Cube Walls (2’ x 4’5”)	68
Desk Drawers	15
Flip Tops (2.5’)	4
Flip Tops (4’)	1
Flip Tops (5’)	3
Refrigerator Samsung	1	Boomerang owns
Table Rectangular (5’)	1
Table Rectangular (6’)	1
Table Rectangular on Casters	1
Table Round Side	1
Table Tear Drop	2
TV Flat Screen in the Conference Room	1	Boomerang owns
White Board Large	4

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Exhibit “D” Escrow Instructions/Representations

The Sublessee (Telik) shall deposit with the escrow, The Bank of New York Mellon (the “Escrow Agent,” contact information defined below), the total prepaid rent (aka “Escrow Property”) and defined in Article 4 herein, $219,093.75 within three (3) business days of execution of this Sublease – a copy of the executed Escrow Agreement to be attached to Exhibit D.

Escrow Agent

Corporate Trust Administration

101 Barclay Street-Floor 8W

New York, New York 10286

Attn.: Insurance Trust and Escrow Group

As defined in the Sublease herein, the total prepaid rent (“Escrow Property”) for the Subleased Premises total $219,093.75. Any additional operating expense shall be paid by Sublessee (Telik) when due per Article 5 of the Sublease.

As provided in the Escrow Agreement, Sublessee has instructed the Escrow Agent to pay Sublessor as follows: $11,531.25 on the 28th day of each calendar month commencing April 28, 2013 and continuing until a final payment is made on October 28, 2014.

Sublessee represents and warrants to Sublessor that in no event shall Sublessee:

(a) Instruct the Escrow Agent to suspend any of the foregoing payments except and only in the event: (i) the Sublease is terminated and such termination is not the result of Sublessee’s default and (ii) Sublessee receives notice that Sublessor has defaulted in the payment of rent under the Master Lease.

(b) Cancel the Escrow Agreement or remove the Escrow Agent, except and until all of the foregoing payments are made under the Sublease or the Sublease expires or is terminated.

(c) Instruct the Escrow Agent to make payments to any person or entity other than Sublessor, except that if Sublessor fails to pay rent to the Master Lessor under the Master Lease, or if the Sublease is terminated for any reason, Sublessee may, in its discretion, instruct the Escrow Agent to make the monthly payments directly to the Master Lessor, EOP-Embarcadero Place, LLC. The Master Lessor bank information to wire the monthly payments shall be provided to Sublessee at such time.

The intent of this escrow account is that the Escrow Property is a prepayment of rent due to Sublessee per the Sublease agreement attached hereto and shall not be subject to any bankruptcy or other third party legal action or proceeding. Should Sublessee file for bankruptcy the total Escrow Property at such time shall be paid to Sublessor, Boomerang.com, within one (1) business day from receipt of written notice from Sublessor.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

MASTER LESSOR CONSENT SHALL BE PROVIDED AS A SEPARATE AGREEMENT

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.